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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Hollinger International Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-17111 and 333-82356 on Form S-3 and No. 33-88810, 333-29655 and 333-29651 on
Form S-8 of Hollinger International Inc. of our reports dated November 2, 2005, with respect to the consolidated balance sheets of Hollinger International Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Hollinger International Inc.

Our report dated November 2, 2005, on the consolidated financial statements, states that the Company's consolidated balance sheet as of December 31, 2003, and the related consolidated statements of stockholders' equity for the years ended December 31, 2003 and 2002 have been restated.

Our report dated November 2, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, disclaims an opinion on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and contains an explanatory paragraph that states that management did not complete its December 31, 2004 assessment of the Company's internal control over financial reporting. In addition, our report contains explanatory paragraphs that state that management identified and included in management's assessment material weaknesses relating to an ineffective control environment, IT general controls, ineffective risk assessment, an ineffective financial reporting process and income taxes.

November 2, 2005
Chicago, Illinois